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Gold Kist Inc.

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Gold Kist issued the following press release and letter to its stockholders on November 7, 2006:

Media Contact:

Steven Lipin/Erin Becker, Brunswick Group, 212-333-3810

Investor Contact:

Larry Dennedy, MacKenzie Partners, 212-929-5500

Gold Kist Reaffirms to Stockholders Belief in Company’s Strategy

ATLANTA – November 7, 2006 – Gold Kist Inc. (NASDAQ:GKIS) announced today that Chairman of the Board A.D. Frazier, Jr. and President and Chief Executive Officer John Bekkers issued the following letter to stockholders:

Dear Fellow Stockholders,

As you well know by now, Pilgrim’s Pride Corp. has made an unsolicited $20-per-share cash offer for your company. The Gold Kist Board of Directors unanimously determined that the Pilgrim’s Pride offer is inadequate and continues to recommend that you reject the offer and not tender your shares. If you have already tendered your shares, please be aware that you may always withdraw any shares tendered in the offer (including any extensions of the offer) until the offer expires.

Your Board is committed to fulfilling its duties to you as stockholders and is always committed to maximizing stockholder value. We firmly believe that the best course of action at this time is to continue to execute our strategic business plan to build value in the company. We are also concurrently examining other strategic alternatives that may create greater value. The Board feels strongly that Gold Kist’s successful execution of its long-term strategic plan will bring greater value than the current offer from Pilgrim’s Pride. Gold Kist’s recent initiatives to expand our private label and value-added businesses and to improve operating efficiencies, among many other aspects of our long-term strategy, are a testimony to our determination to grow the business and the value of your company. Our growth prospects are in part, why Pilgrim’s Pride is so eager to purchase Gold Kist at their offer price at this point in time.

On October 30, Pilgrim’s Pride announced that it extended its tender offer until November 29. Since its extension, we have received a few questions regarding whether any shares were actually purchased by Pilgrim in its offer, so let us briefly explain. Pilgrim has not purchased any of our shares pursuant to its offer. Prior to the initial tender offer deadline, some of our stockholders had indicated a willingness to sell their shares at the price offered. However, the shares could not have been purchased by Pilgrim’s unless and until all the conditions of the offer were met, which has not occurred. Pilgrim’s offer is subject to numerous conditions that result in significant uncertainty that the transaction will be consummated. For a detailed description of Pilgrim’s offer, we refer you to our Schedule 14D-9, which we sent to you previously and filed with the U.S. Securities and Exchange Commission.

Today, we would like to share with you some recent developments at Gold Kist that are designed to increase the value we return to you, our stockholders.

Value-Enhancing Strategic Plan

Expansion of Value-Added Products: We are focusing our growth efforts on value-added products. The sales contracts for these products are typically longer than contracts for minimally processed products, so increasing value-added sales should decrease overall volatility in our product prices. The percentage of value-added sales has reached 58.8 percent of total sales as of the end of the third-quarter fiscal 2006. We plan to continue increasing this percentage, as we feel that value-added products improved our performance in the latest industry downturn and will continue to do so going forward.

Facility, Product Line Enhancement & Cost Reduction Strategy: On November 2, 2006, Gold Kist celebrated the opening of our $70 million, 180,000-square-foot expansion at our Live Oak, Florida poultry processing facility. Not only will the expansion double the facility’s capacity to produce value-added products, but it incorporates automated technologies in the weigh/price/label operations that should save Gold Kist more than $1 million a year in labor costs. Furthermore, the expansion includes new air chilling technology that uses cold air rather than water immersion to cool the chicken meat. This technology has allowed Gold Kist to become the first major chicken processor in the United States to offer premium chicken products from chickens raised on an all vegetable diet without antibiotics and processed using air-chilled technology. This new product line will initially be marketed by the Publix supermarket chain, under its GreenWise MarketTM label, and also will become a new Gold Kist product line called Nature SelectTM.

Another development in our plan to increase value-added production is the opening of our $30 million, 80,000-square-foot plant expansion in Guntersville, Alabama, which opened officially on September 26, 2006. The Guntersville expansion provides new packaging equipment to produce Gold Kist’s revolutionary Fridge-to-Freezer PakTM package, which was introduced last year in Costco Club Stores. This new packaging places fresh chicken parts into small individual vacuum-sealed pockets that can be separated and refrigerated or frozen without any additional handling. The Fridge-to-Freezer PakTM was recently selected by Progressive Grocer Magazine as an “Editors’ Pick,” as one of the most innovative products of 2006. Additionally, we have upgraded weigh/price/label operations at Guntersville, which should result in a reduction of annual labor costs of $600,000.

These expansions are estimated to increase total Company sales by 3 percent and operating income by $15 million by the end of fiscal year 2008. There will also be sufficient capacity to expand production by another 25 percent at Live Oak, when needed, at a minimal additional cost.

Finally, we are constantly working to lower our production costs. We consolidated two feed mills in North Georgia that should save Gold Kist $2 million annually and have installed 20 high-speed evisceration lines at 10 plants that should reduce annual operating costs by $10 million.

Technology, R&D and Innovation: One of the reasons we have become so competitive in value-added sales is due to the changes made in our Research & Development (R&D) department. Our development team can now more quickly recommend and produce new products and packaging. Gold Kist has also created an Innovation Team comprised of marketing, R&D, engineering, purchasing and sales professionals that has resulted in new products such as the Fridge-to-Freezer PakTM. This team is currently working on several unique products that we believe will be as revolutionary as the Fridge-to-Freezer PakTM.

Also, we are implementing “Project Max,” an enterprise resource planning system that is designed to increase productivity, optimize product mix, improve labor utilization, reduce packaging waste and facilitate inventory management. Once the full system is in place, we anticipate “Project Max” will save Gold Kist $15 million annually.

Retail Sales: Gold Kist’s strategic decision to build our fresh retail business in the faster growing private label segment is working. At the end of the third quarter fiscal 2006, our private label business increased 17.3 percent in pounds sold compared to the same period in fiscal 2005. Also, we intend to develop a complete line of the special air-chilled products for our large accounts and expect to increase our market share in frozen processed chicken sales.

Exports: Gold Kist is already a major exporter of chicken products and has exported to more than 60 countries in the past year. We have the ability to export any of our frozen products. United States chicken exports are expected to increase 3 percent in 2006 and Gold Kist expects our export volumes to improve in fiscal 2007.

Industry Consolidation: As the trend toward chicken processing consolidation continues, Gold Kist is considering and expects to have opportunities over the next few years to acquire companies, both domestically and internationally. As with Gold Kist’s organic growth, the emphasis will be on companies with significant value-added processing capacity.

Once again, we would ask you to not tender your Gold Kist shares. If you have already done so, please be aware that you may always withdraw any shares tendered in the offer (including any extensions of the offer) until the offer expires. We firmly believe that Gold Kist has a bright future as a stand-alone company with a great long-term strategy. We believe that our stockholders have confidence in our long-term strategy — and justifiably so.

We would like to thank you for your continued support.

Sincerely,

A.D. Frazier, Jr. Chairman of the Board	John Bekkers President and CEO

We will file a proxy statement in connection with our 2007 annual meeting of stockholders. Our stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Company’s Internet website at www.goldkist.com or by writing to Gold Kist Inc., Attn: Investor Relations, 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346. In addition, copies of Gold Kist’s proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Gold Kist Inc. stockholders is available on Schedule 14A filed with the Securities and Exchange Commission on August 21, 2006.

Forward Looking Statements

This statement contains “forward-looking statements” as defined in the federal securities laws regarding Gold Kist’s beliefs, anticipations, expectations or predictions of the future, including statements relating to the Company’s strategies of expanding its private label and value-added businesses, increasing stockholder value, decreasing volatility in our product pricing, decreasing labor costs, increasing sales and operating income, benefits and savings from Project Max, increased export volumes, improving operating efficiencies, acquisition opportunities, positioning to capitalize on improving market conditions, improvements in market conditions, and the Company’s ability to successfully execute on its long-term strategic plan. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions for finished and value-added products including competitive factors and the supply and pricing of alternative meat proteins; effectiveness of the Company’s sales and marketing programs; disease outbreaks affecting chicken production, demand and/or marketability of its products; uncertainties relating to fluctuations in the cost and availability of raw materials, such as feed ingredients; risks associated with effectively executing risk management activities; changes in the availability and relative costs of labor and contract growers; effectiveness of the Company’s capital expenditures and other cost-savings measures; contamination of products, which can lead to product liability and product recalls; access to foreign markets together with foreign economic conditions; acquisition activities and the effect of completed acquisitions; pending or future litigation; the ability to obtain additional financing or make payments on the Company’s debt; regulatory developments, industry conditions and market conditions; and general economic conditions; as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, and subsequently filed Quarterly Reports on Form 10-Q. Gold Kist undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

The following letter was distributed to Gold Kist employees on November 7, 2006.

November 7, 2006

Dear Fellow Gold Kist Employees:

In my effort to keep you informed, I want to give you an update on recent events related to Pilgrim’s Pride Corporation’s unsolicited tender offer to purchase Gold Kist common stock. As has been stated previously in public statements, the Gold Kist Board of Directors has determined that Pilgrim’s offer is inadequate and that Gold Kist is committed to maximizing shareholder value by executing its strategic business plan while continuing to explore strategic alternatives.

On October 30, Pilgrim’s Pride announced that it extended its tender offer until November 29. Since Pilgrim extended its tender offer, we have received a few questions regarding whether any shares were actually purchased by Pilgrim in its offer, so let me briefly explain. Pilgrim has not purchased any of our shares pursuant to its offer. Prior to the initial tender offer deadline, some of our stockholders had indicated a willingness to sell their shares at the price offered. However, the shares could not have been purchased by Pilgrim unless and until all the conditions of the offer were met, which has not occurred. Pilgrim’s offer is subject to numerous conditions that result in significant uncertainty that the transaction will be consummated. For a detailed description of Pilgrim’s offer, we refer you to our Schedule 14D-9, which we previously filed with the U.S. Securities and Exchange Commission.

We firmly believe that Gold Kist has a bright future as a stand-alone company with a great long-term strategy. We believe that our stockholders have confidence in our long-term strategy — and justifiably so.

The most important commitment that we have in executing our strategic plan is to continue to exceed the expectations of our customers and to remain focused on being the Go-To Chicken Company. We must not be distracted and must continue to provide the high level of quality, service and responsiveness that our customers have come to expect from us.

If you have any questions, please call Wayne Lord, vice president corporate relations, at (770) 393-5312. We will continue to keep you informed as the situation progresses.

Sincerely,

John Bekkers

We will file a proxy statement in connection with our 2007 annual meeting of stockholders. Our stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Company’s Internet website at www.goldkist.com or by writing to Gold Kist Inc., Attn: Investor Relations, 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346. In addition, copies of Gold Kist’s proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Gold Kist Inc. stockholders is available on Schedule 14A filed with the Securities and Exchange Commission on August 21, 2006.

Forward Looking Statements

This statement contains “forward-looking statements” as defined in the federal securities laws regarding Gold Kist’s beliefs, anticipations, expectations or predictions of the future, including statements relating to the Company’s ability to successfully execute on its long-term strategic plan. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions for finished and value-added products including competitive factors and the supply and pricing of alternative meat proteins; effectiveness of the Company’s sales and marketing programs; disease outbreaks affecting chicken production, demand and/or marketability of its products; uncertainties relating to fluctuations in the cost and availability of raw materials, such as feed ingredients; risks associated with effectively executing risk management activities; changes in the availability and relative costs of labor and contract growers; effectiveness of the Company’s capital expenditures and other cost-savings measures; contamination of products, which can lead to product liability and product recalls; access to foreign markets together with foreign economic conditions; acquisition activities and the effect of completed acquisitions; pending or future litigation; the ability to obtain additional financing or make payments on the Company’s debt; regulatory developments, industry conditions and market conditions; and general economic conditions; as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, and subsequently filed Quarterly Reports on Form 10-Q. Gold Kist undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

The following letter was distributed to Gold Kist producers on November 7, 2006:

November 7, 2006

Dear Gold Kist Producer:

In our efforts to keep you informed, I want to give you an update on recent events related to Pilgrim’s Pride Corporation’s unsolicited tender offer to purchase Gold Kist common stock. As has been stated previously in public statements, the Gold Kist Board of Directors has determined that Pilgrim’s offer is inadequate and that Gold Kist is committed to maximizing shareholder value by executing its strategic business plan while continuing to explore strategic alternatives.

On October 30, Pilgrim’s Pride announced that it extended its tender offer until November 29. Since Pilgrim extended its tender offer, we have received a few questions regarding whether any shares were actually purchased by Pilgrim in its offer, so let me briefly explain. Pilgrim has not purchased any of our shares pursuant to its offer. Prior to the initial tender offer deadline, some of our stockholders had indicated a willingness to sell their shares at the price offered. However, the shares could not have been purchased by Pilgrim unless and until all the conditions of the offer were met, which has not occurred. Pilgrim’s offer is subject to numerous conditions that result in significant uncertainty that the transaction will be consummated. For a detailed description of Pilgrim’s offer, we refer you to our Schedule 14D-9, which we previously filed with the U.S. Securities and Exchange Commission.

If you own stock, we ask you not to tender your Gold Kist shares. If you have already done so, please be aware that you may always withdraw any shares tendered in the offer (including any extensions of the offer) until the offer expires. We firmly believe that Gold Kist has a bright future as a stand-alone company with a great long-term strategy. We believe that our stockholders have confidence in our long-term strategy — and justifiably so.

The most important commitment that we have in executing our strategic plan is to continue to exceed the expectations of our customers and to remain focused on being the Go-To Chicken Company. As a Gold Kist chicken producer, you play a critical role in our company’s success. With your support, we will continue to provide the high level of quality and service that our customers have come to expect from us.

If you have any questions, please call Wayne Lord, vice president corporate relations, at (770) 393-5312. We will continue to keep you informed as the situation progresses.

Sincerely,

John Bekkers

JB/kgh

We will file a proxy statement in connection with our 2007 annual meeting of stockholders. Our stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Company’s Internet website at www.goldkist.com or by writing to Gold Kist Inc., Attn: Investor Relations, 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346. In addition, copies of Gold Kist’s proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Gold Kist Inc. stockholders is available on Schedule 14A filed with the Securities and Exchange Commission on August 21, 2006.

Forward Looking Statements

This statement contains “forward-looking statements” as defined in the federal securities laws regarding Gold Kist’s beliefs, anticipations, expectations or predictions of the future, including statements relating to the Company’s ability to successfully execute on its long-term strategic plan. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions for finished and value-added products including competitive factors and the supply and pricing of alternative meat proteins; effectiveness of the Company’s sales and marketing programs; disease outbreaks affecting chicken production, demand and/or marketability of its products; uncertainties relating to fluctuations in the cost and availability of raw materials, such as feed ingredients; risks associated with effectively executing risk management activities; changes in the availability and relative costs of labor and contract growers; effectiveness of the Company’s capital expenditures and other cost-savings measures; contamination of products, which can lead to product liability and product recalls; access to foreign markets together with foreign economic conditions; acquisition activities and the effect of completed acquisitions; pending or future litigation; the ability to obtain additional financing or make payments on the Company’s debt; regulatory developments, industry conditions and market conditions; and general economic conditions; as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, and subsequently filed Quarterly Reports on Form 10-Q. Gold Kist undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

The following letter was distributed to Gold Kist customers on November 7, 2006:

November 7, 2006

Dear Customer:

In our efforts to keep you informed, I want to give you an update on recent events related to Pilgrim’s Pride Corporation’s unsolicited tender offer to purchase Gold Kist common stock. As has been stated previously in public statements, the Gold Kist Board of Directors has determined that Pilgrim’s offer is inadequate and that Gold Kist is committed to maximizing shareholder value by executing its strategic business plan while continuing to explore strategic alternatives.

On October 30, Pilgrim’s Pride announced that it extended its tender offer until November 29. Since Pilgrim extended its tender offer, we have received a few questions regarding whether any shares were actually purchased by Pilgrim in its offer, so let me briefly explain. Pilgrim has not purchased any of our shares pursuant to its offer. Prior to the initial tender offer deadline, some of our stockholders had indicated a willingness to sell their shares at the price offered. However, the shares could not have been purchased by Pilgrim unless and until all the conditions of the offer were met, which has not occurred. Pilgrim’s offer is subject to numerous conditions that result in significant uncertainty that the transaction will be consummated. For a detailed description of Pilgrim’s offer, we refer you to our Schedule 14D-9, which we previously filed with the U.S. Securities and Exchange Commission.

The most important commitment that we have in executing our strategic plan is to continue to exceed the expectations of our customers and to remain focused on being the Go-To Chicken Company. I also want to especially thank those of you who have shown your support of Gold Kist by rewarding us with additional business. We will not be distracted from our business goals and will continue to provide you with the high level of quality, service and responsiveness that you have come to expect from us.

If you have any questions, please call me at (770) 393-5033 or Wayne Lord, vice president corporate relations, at (770) 393-5312. We will continue to keep you informed as the situation progresses.

Sincerely,

Bill Andersen

We will file a proxy statement in connection with our 2007 annual meeting of stockholders. Our stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Company’s Internet website at www.goldkist.com or by writing to Gold Kist Inc., Attn: Investor Relations, 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346. In addition, copies of Gold Kist’s proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Gold Kist Inc. stockholders is available on Schedule 14A filed with the Securities and Exchange Commission on August 21, 2006.

Forward Looking Statements

This statement contains “forward-looking statements” as defined in the federal securities laws regarding Gold Kist’s beliefs, anticipations, expectations or predictions of the future, including statements relating to the Company’s ability to successfully execute on its long-term strategic plan. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions for finished and value-added products including competitive factors and the supply and pricing of alternative meat proteins; effectiveness of the Company’s sales and marketing programs; disease outbreaks affecting chicken production, demand and/or marketability of its products; uncertainties relating to fluctuations in the cost and availability of raw materials, such as feed ingredients; risks associated with effectively executing risk management activities; changes in the availability and relative costs of labor and contract growers; effectiveness of the Company’s capital expenditures and other cost-savings measures; contamination of products, which can lead to product liability and product recalls; access to foreign markets together with foreign economic conditions; acquisition activities and the effect of completed acquisitions; pending or future litigation; the ability to obtain additional financing or make payments on the Company’s debt; regulatory developments, industry conditions and market conditions; and general economic conditions; as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, and subsequently filed Quarterly Reports on Form 10-Q. Gold Kist undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.